CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2003, relating to the financial statements and financial highlights which appear in the June 30, 2003 Annual Report to Shareholders of The Homestate Group, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Reporting," "Independent Auditors," "Emerald Growth Fund Financial Highlights," "Banking and Finance Fund Financial Highlights," "Technology Fund Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
October 24, 2003